LOAN AGREEMENT FOR

                               SECURED BRIDGE LOAN

                                  March 9, 2005

                                      AMONG

                        LORETTA BAKING MIX PRODUCTS LTD.

                                 (as "Borrower")

                                     - and -

                             LORETTA FOOD GROUP INC.

                                   ("Parent")

                                     - and -

                      CAITHNESS FINANCIAL SERVICES LIMITED

                                  (as "Lender")

                                     - and -

                                    AL BURGIO

                                  (as "Burgio")

                                TABLE OF CONTENTS

ARTICLE    1 - INTERPRETATION...............................................2
         1.1    Definitions.................................................2
         1.2    Headings...................................................10
         1.3    Number.....................................................10
         1.4    Accounting Principles......................................10
         1.5    Accounting Practices.......................................10
         1.6    Determinations by Obligors.................................10
         1.7    Permitted Encumbrances.....................................11
         1.8    Currency...................................................11
         1.9    Conflicts..................................................11
         1.10   Non-Business Days..........................................11
         1.11   Statutory References.......................................11
         1.12   Schedules..................................................12

ARTICLE    2 - THE LOAN....................................................12
         2.1    Loan.......................................................12
         2.2    Purpose of the Loan........................................12
         2.3    Right of First Refusal.....................................12

ARTICLE    3 - CONDITIONS PRECEDENT........................................13
         3.1    Conditions Precedent to the First Loan.....................13
         3.2    Waiver.....................................................16

ARTICLE    4 - PAYMENTS OF INTEREST AND BONUS..............................16
         4.1    Interest...................................................16
         4.2    General Interest Rules.....................................16
         4.3    Bonus......................................................17

ARTICLE    5 - PAYMENTS OF PRINCIPAL, INTEREST AND FEES....................17
         5.1    Repayment of Principal.....................................17
         5.2    Mandatory Prepayment of Principal..........................17
         5.3    Voluntary Repayment of Principal...........................18
         5.4    Manner of Payment of Principal, Interest and Fees..........18

ARTICLE    6 - REPRESENTATIONS AND WARRANTIES..............................18
         6.1    Representations and Warranties.............................18
                6.1.1   Existence and Qualification........................18
                6.1.2   Power and Authority................................18
                6.1.3   Execution, Delivery, Performance and
                        Enforceability of Documents........................19
                6.1.4 Loan Documents Comply with Applicable Law, Organizational Documents and Contractual
                        Obligations .......................................19
                6.1.5   Consent Respecting Loan Documents..................19
                6.1.6   Enforceable Obligations............................19
                6.1.7   Taxes..............................................20
                6.1.8   Judgments, Etc.....................................20
                6.1.9   Absence of Litigation..............................20
                6.1.10  Debt and Non Arm's Length Transactions.............20
                6.1.11  Ownership..........................................20
                6.1.12  Insurance..........................................21
                6.1.13  Compliance with Law................................21
                6.1.14  No Event of Default or Pending Event of Default....22
                6.1.15  Relevant Jurisdictions.............................22
                6.1.16  Material Contracts and Material Licences...........22
                6.1.17  Fiscal Year........................................23

                                      (i)

                6.1.18  Financial Information..............................23
                6.1.19  No Material Adverse Effect.........................23
                6.1.20  Insolvency.........................................23
                6.1.21  Full Disclosure....................................23
         6.2    Survival and Repetition of Representations and Warranties..24

ARTICLE    7 - COVENANTS...................................................24
         7.1    Positive Covenants.........................................24
                7.1.1   Timely Payment.....................................24
                7.1.2   Conduct of Business, Maintenance of Existence,
                        Compliance with Law................................24
                7.1.3   Access to Information..............................24
                7.1.4   Obligations and Taxes..............................25
                7.1.5   Use of the Loan....................................25
                7.1.6   Insurance..........................................25
                7.1.7   Notice of Event of Default or Pending Event
                        of Default.........................................25
                7.1.8   Notice of Material Adverse Effect..................25
                7.1.9   Notice of Litigation...............................26
                7.1.10  Other Notices......................................26
                7.1.11  Security...........................................26
                7.1.12  Maintenance of Property............................27
                7.1.13  Landlord Consents and Non-Disturbance Agreements...27
                7.1.14  Material Contracts.................................27
                7.1.15  Expenses...........................................27
                7.1.16  Revision or Update of Schedules....................27
         7.2    Reporting Requirements.....................................28
                7.2.1   Financial Information..............................28
                7.2.2   Information to be Presented to Directors...........28
                7.2.3   Other Information..................................28
         7.3    Negative Covenants.........................................29
                7.3.1   Restrictions on Business Activities................29
                7.3.2   Operation of Business..............................29
                7.3.3   Disposition of Property............................29
                7.3.4   Capital Expenditures...............................29
                7.3.5   No Debt............................................29
                7.3.6   No Encumbrances....................................29
                7.3.7   No Distributions...................................29
                7.3.8   No Repayment of Other Debt.........................29
                7.3.9   No Consolidation, Amalgamation, etc................30
                7.3.10  No Change of Name..................................30
                7.3.11  No Continuance.....................................30
                7.3.12  No Share Issuance..................................30
                7.3.13  Ownership of Subsidiaries..........................30
                7.3.14  Amendments to Organizational Documents.............30
                7.3.15  Amendments to other Material Contracts and
                        Material Licences..................................30
                7.3.16  Location of Assets in Other Jurisdictions..........30
                7.3.17  Burgio Restriction.................................31

ARTICLE    8 - SECURITY....................................................31
         8.1    Form of Security...........................................31
         8.2    Insurance Assignment.......................................32
         8.3    After Acquired Property and Further Assurances.............32
         8.4    Registration...............................................32
         8.5    Release of Security........................................33

ARTICLE    9 - DEFAULT.....................................................33
         9.1    Events of Default..........................................33
         9.2    Acceleration and Termination of Rights.....................35

                                      (ii)

         9.3    Remedies Cumulative........................................36
         9.4    Saving.....................................................36
         9.5    Perform Obligations........................................36
         9.6    Set-Off or Compensation....................................36
         9.7    Application of Payments....................................37

ARTICLE    10 - COSTS, EXPENSES AND INDEMNIFICATION........................37
         10.1   Costs and Expenses.........................................37
         10.2   Indemnification by the Borrower............................38
         10.3   Specific Third Party Claim Indemnification.................38

ARTICLE    11 - TAXES, CHANGE OF CIRCUMSTANCES.............................39
         11.1   Change in Law..............................................39
         11.2   Illegality.................................................40
         11.3   Taxes......................................................41

ARTICLE    12 - SUCCESSORS AND ASSIGNS AND ADDITIONAL LENDERS..............41
         12.1   Successors and Assigns.....................................41
         12.2   Assignments................................................42

ARTICLE    13 - GENERAL....................................................42
         13.1   Exchange and Confidentiality of Information................42
         13.2   Notices....................................................43
         13.3   Governing Law..............................................44
         13.4   Consent to Jurisdiction....................................44
         13.5   Severability...............................................45
         13.6   Entire Agreement...........................................45
         13.7   Further Assurances.........................................45
         13.8   Waiver of Jury Trial.......................................45
         13.9   Non-Merger.................................................46
         13.10  Time of the Essence........................................46
         13.11  Counterparts...............................................46
         13.12  Amendments and Waivers.....................................46

                                     ADDENDA

Schedule 1.1.1 (a)
Schedule 1.1.1 (b)
Schedule 1.1.1 (c)
Schedule 1.1.49
Schedule 2.1
Schedule 2.2
Schedule 6.1.9
Schedule 6.1.11
Schedule 6.1.12
Schedule 6.1.15
Schedule 6.1.16

                                     (iii)

                                 LOAN AGREEMENT

         THIS AGREEMENT is made as of 9th day of March, 2005,

B E T W E E N:

 LORETTA BAKING MIX PRODUCTS LTD., a corporation incorporated under the laws of the state of Michigan (hereinafter referred to as the
                  (hereinafter referred to as the "Borrower")

                                     - and -

          LORETTA FOOD GROUP INC., a corporation incorporated under the laws of the state of Delaware (hereinafter referred to as the "Parent")

                                     - and -

       CAITHNESS FINANCIAL SERVICES LTD., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "Lender")

                                     - and -

         AL BURGIO of the Province of Ontario, as a guarantor ("Burgio")

RECITALS:

A. The Borrower is in the business of manufacturing and selling baking mixes at wholesale.

B. The Borrower will use the proceeds of this Loan to acquire from Monroe Bank & Trust ("Monroe") substantially all of the business assets (excluding real property) ("Acquired Assets") formerly-owned by Amendt Corporation (Monroe having acquired title to said assets by virtue of a voluntary surrender by Amendt Corporation of said assets to Monroe and a sale by Monroe pursuant to the provisions Article 9 of the Uniform Commercial Code as adopted in Michigan), pursuant to the terms of an asset purchase agreement dated as of December 24, 2004 (the "Asset Purchase Agreement").

C. The Borrower is a wholly-owned subsidiary of the Parent.

D. The Parent and Burgio, the Parent's principal, are willing to unconditionally guaranty the obligations of the Borrower under this Loan Agreement and the Loan Documents.

     NOW THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the Parties agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1 Definitions

     In this Agreement unless something in the subject matter or context is inconsistent therewith:

1.1.1 "Acquired Assets" means the property to be acquired by the Borrower pursuant to the Asset Purchase Agreement, the closing of which is to occur contemporaneously with the completion of the transactions hereunder on the Closing Date including, without limitation, the following property:

         (a) The Equipment listed in Schedule 1.1.1(a) attached hereto;

         (b) The Inventory listed in Schedule 1.1.1(b) attached hereto; and

         (c) The Accounts Receivable listed in Schedule 1.1.1(c) attached hereto.

1.1.2    "Additional  Compensation"  has the  meaning  ascribed  to that term in
         Section 11.1(a)(iii);

1.1.3 "Affiliate" has the meaning ascribed to that term in the Business Corporations Act (Ontario) and for greater certainty includes a directly or indirectly held Subsidiary of any of the Obligors;

1.1.4 "Agreement" means this agreement, including its attached schedules, and all amendments made to it in accordance with its provisions as amended, revised, replaced, supplemented or restated from time to time;

1.1.5 "Applicable Law" means, in respect of a Person, property, transaction, event or other matter, as applicable, all present or future Law relating or applicable to that Person, property, transaction, event or other matter, including any interpretation of Law by any Governmental Authority;

1.1.6 "Applicable Order" means any applicable domestic or foreign order, judgment, award or decree of any Governmental Authority;

1.1.7    Intentionally Deleted;

1.1.8    "Arm's  Length"  has  the  meaning   specified  in  the  definition  of
         "Non-Arm's Length";

1.1.9 "Asset Purchase Agreement" means the asset purchase agreement dated the 24th day of December, 2004 between the Borrower and MB Monroe Properties Inc. as purchasers and Monroe as vendor;

1.1.10 "Borrower" has the meaning ascribed thereto in the first paragraph of this Agreement;

1.1.11 "Borrower's Counsel" means the firm of Himelfarb Prozanski LLP or such other firm of legal counsel as the Borrower may from time to time designate;

1.1.12 "Business" means the business as now carried on by the Obligors, namely the business of manufacturing and selling baking mixes and other food product mixes at wholesale and/or at retail and all business or activities related or ancillary thereto, and including the business acquired as a result of the completion of the purchase of the Acquired Assets;

1.1.13   "Business Day" means any day other than Saturday, Sunday and holidays;

1.1.14   "Canadian Dollars", and "CDN$" mean the lawful money of Canada;

1.1.15 "Change of Control" means the failure of the Parent to own, directly or indirectly, legally and beneficially, 100% of the outstanding voting stock of the Borrower or any direct Subsidiary acquired or incorporated by the Borrower after the Closing Date (as may be permitted under this Agreement) free and clear of all Encumbrances (other than the Encumbrances created by the Security) or shall otherwise fail to Control the Borrower.

1.1.16 "Closing Date" means the 9th day of March, 2005; or such other date as agreed to by the parties

1.1.17 "Control" (including with correlative meanings the terms "controlled by" and "under common control with") in respect of a corporation has the meaning given thereto in the Business Corporations Act (Ontario) and in respect of any other Person means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares or voting interests or by contract or otherwise;

1.1.18 "Disposition" means any sale, assignment, transfer, conveyance, lease, license or other disposition of any nature or kind whatsoever of any Property or of any right, title or interest in or to any Property, and the verb "Dispose" shall have a correlative meaning;

1.1.19 "Distribution" means, with respect to any Person, any payment, directly or indirectly, by that Person:

         (a) of any dividends on any shares of its capital,

         (b) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of its capital or any warrants, options or rights to acquire any such shares;

         (c) in respect of any shares of its capital;

         (d) of any principal of or interest or premium on, or of any amount in respect of, a sinking or analogous fund or defeasance fund for Subordinated Debt or other indebtedness or liability of such Person ranking, at law or by contract, in right of payment subordinate to any liability of such Person under the Loan Documents or otherwise; or

         (e) of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to any Affiliate of such Person or to any director or officer of such Person or Affiliate of such Person, or to any Person not dealing at Arm's Length with such first Person or Affiliate, director or officer;

1.1.20 "Encumbrance" means, in respect of any Person, any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, hypothecation or security interest granted or permitted by that Person or arising by operation of law, in respect of any of that Person's Property, or any consignment of Property by that Person as consignee or lessee or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and "Encumbrances", "Encumbrancer", "Encumber" and "Encumbered" shall have corresponding meanings;

1.1.21 "Equity" means, in respect of any Person at any time, the aggregate amount of

         (a) the stated capital of all of the outstanding shares or other ownership interest of that Person;

         (b) that Person's accumulated retained earnings;

         (c) the amount, without duplication, of any contributed surplus all as set forth in the financial statements for that Person as at the end of its most recently completed fiscal quarter; and

         (d) the amount of any loans from shareholders of that Person which have been fully subordinated and postponed to the Obligations on terms and conditions satisfactory to the Lender;

1.1.22   "Event  of  Default"   has  the  meaning   ascribed  to  that  term  in
         Section 9.1;

1.1.23 "Financial Assistance" means, without duplication and with respect to any Person, all loans granted by that Person and guarantees incurred by that Person for the purpose of, or having the effect of, providing financial assistance to another Person or Persons, including, without limitation, letters of guarantee, letters of credit, legally binding comfort letters or indemnities issued in connection with them, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business), obligations to purchase assets regardless of the delivery or non-delivery of those assets and obligations to make advances or otherwise provide financial assistance to any other entity, and for greater certainty shall include any guarantee of any third party lease obligations;

1.1.24 "Fiscal Year" means the fiscal year of the Borrower ending on December 31 in each calendar year;

1.1.25 "GAAP" means those accounting principles which are recognized as being generally accepted and which are in effect from time to time, as published in the Handbook of the Canadian Institute of Chartered Accountants;

1.1.26 "Governmental Authority" means the government of any nation, province, territory, municipality, state or other political subdivision of any nation, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or the application, enforcement, or interpretation of Law, including any central bank, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

1.1.27 "Guarantors" means collectively, the Parent and Burgio, and "Guarantor" shall mean any one of them;

1.1.28   "Information" has the meaning ascribed to that term in Section 13.1(b);

1.1.29   "ITA" means the Income Tax Act (Canada);

1.1.30 "Law" means all laws, (including the common law), by-laws, ordinances, rules, statutes, regulations, treaties, orders, rules, judgments and decrees, and all official directives, rules, guidelines, notices, approvals, orders, policies and other requirements of any Governmental Authority whether or not they have force of law;

1.1.31   "Leases" has the meaning ascribed thereto in Section 6.1.11;

1.1.32 "Lender" has the meaning ascribed thereto in the first paragraph of this Agreement;

1.1.33 "Lender's Counsel" means the firm of Kavanagh Bateman & Baek LLP or any other firm of legal counsel that the Lender may from time to time designate;

1.1.34   "Loan Amount" means the sum of US $880,000;

1.1.35 "Loan Documents" means this Agreement, the Security and all other documents, certificates and instruments executed or delivered or to be executed or delivered by an Obligor to the Lender pursuant hereto or thereto, as the same may be modified, amended, extended, restated or supplemented from time to time and "Loan Document" shall mean any one of the Loan Documents;

1.1.36   "Material Adverse Effect" means:

         (a) a material adverse effect on the business , operations, properties, assets, condition (financial or otherwise) or prospects of any Obligor;

         (b) an adverse effect on the legality, validity or enforceability of any of the Loan Documents which could reasonably be considered material having regard to the Loan Documents considered as a whole, including the validity, enforceability, perfection or priority of any Encumbrance created or intended to be created under any of the Security which could reasonably be considered material having regard to the Security considered as a whole;

         (c) an adverse effect on the right, entitlement or ability of any Obligor to pay or perform any of its Obligations under any of the Loan Documents which could reasonably be considered material having regard to the Obligors as a whole; or

         (d) an adverse effect on the right, entitlement or ability of the Lender to enforce any of the Obligations of any Obligor which could reasonably be considered material having regard to the Obligors, or any one of them, or to exercise or enforce any of its rights, entitlements, benefits or remedies under any of the Loan Documents;

1.1.37 "Material Contract" means any agreement, arrangement or understanding, whether written or oral, which:

         (a) materially affects the business, operations, assets or prospects, financial or otherwise, of the Borrower, including without limitation, the Business; or

         (b) is from time to time designated by the Lender in its sole discretion, acting reasonably, as a Material Contract, provided notice of such designation is delivered to the Borrower by the Lender (and, for greater certainty, the contracts listed in Schedule 6.1.16 are deemed to be so designated);

1.1.38 "Material Licence" means any licence, franchise, permit or approval issued by any Governmental Authority to the Borrower, and which is at any time on or after the date of this Agreement,

         (a) necessary or material to the business and operations of the Borrower, including without limitation, the Business or the breach, default or revocation of which would result in a Material Adverse Effect, or

         (b) is from time to time designated by the Lender in its sole discretion, acting reasonably, as a Material Licence, provided notice of such designation is delivered to the Borrower by the Lender (and, for greater certainty, the licences listed in Schedule 6.1.16 are deemed to be so designated);

1.1.39   "Maturity Date" means March 1, 2006;

1.1.40 "Net Proceeds" means, with respect to any Disposition, the aggregate fair market value of proceeds of that Disposition (whether such proceeds are in the form of cash or other Property or part cash and part other Property) net of reasonable, bona fide direct transaction costs and expenses incurred in connection with that Disposition;

1.1.41 "Non-Arm's Length" and similar phrases have the meaning attributed thereto for the purposes of the ITA; and "Arm's Length" shall have the opposite meaning;

1.1.42 "Obligations" means, with respect to an Obligor, all of that Obligor's present and future indebtedness, liabilities and obligations of any and every kind, nature or description whatsoever (whether direct or indirect, joint or several or joint and several, absolute or contingent, matured or unmatured, in any currency and whether as principal debtor, guarantor, surety or otherwise, including without limitation any interest that accrues thereon or would accrue thereon but for the commencement of any case, proceeding or other action, whether voluntary or involuntary, relating to the bankruptcy, insolvency or reorganization whether or not allowed or allowable as a claim in any such case, proceeding or other action) to the Lender under, in connection with, relating to or with respect to each of the Loan Documents, and any unpaid balance thereof;

1.1.43 "Obligors" means, collectively, the Borrower and the Guarantors and their respective successors and assigns and "Obligor" means any one of them;

1.1.44 "Organizational Documents" means, with respect to any Person, that Person's articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement, joint venture agreement, operating agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to that Person;

1.1.45 "Parent" has the meaning ascribed thereto in the first paragraph of this Agreement;

1.1.46 "Parties" means the Borrower, the Lender, the Parent, and any other Person that may become a party to this Agreement;

1.1.47 "Pending Event of Default" means an event which, but for the requirement for the giving of notice, lapse of time, or both, or but for the satisfaction of any other condition subsequent to that event, would constitute an "Event of Default";

1.1.48   "Permitted Distributions" means:

         (a) routine employee salaries, bonuses, and benefits, all paid in the normal course of business;

         (b) redemption, out of the earned funds of the Borrower, of up to One Thousand (1,000) shares of Class A Preferred Stock of Borrower originally issued to and held by Monroe at a redemption price of One Hundred ($100) Dollars per share on December 31, 2005.

1.1.49   "Permitted Encumbrances" means, with respect to any Person:

         (a) the Security;

         (b) the Encumbrances  described in  Schedule 1.1.49  to this Agreement;
         and

         (c) any other Encumbrances as agreed to in writing by the Lender;

1.1.50 "Person" is to be broadly interpreted and includes an individual, a corporation, a limited liability company, an unlimited liability company, a partnership, a trust, an incorporated organization, a joint venture, the government of a country or any political subdivision of a country, or an agency or department of any such government, any other Governmental Authority and the executors, administrators or other legal representatives of an individual in such capacity;

1.1.51 "Property" means, with respect to any Person, all or any portion of that Person's undertaking, property and assets, both real and personal, including, for greater certainty, any share in the capital of a corporation or ownership interest in any other Person;

1.1.52 "Relevant Jurisdiction" means, from time to time, with respect to any Person that is granting Security under this Agreement, any province or territory of Canada, any state of the United States or any other country or political subdivision thereof, in which that Person has its chief executive office or chief place of business or has Property and, for greater certainty, includes the provinces and states set out in
         Schedule 6.1.15;

1.1.53    Intentionally Omitted.

1.1.54 "Requirements of Law" means, in respect of any Person, the Organizational Documents of such Person and any Applicable Law, in each case applicable to or binding upon such Person or any of its business or Property or to which such Person or any of its business or Property is subject;

1.1.55 "Security" means all security held from time to time by or on behalf of the Lender, securing or intended to secure directly or indirectly repayment of the Obligations and includes all security described in
         Article 8;

1.1.56 "Senior Officer" means, in respect of any Person, the chairperson, the chief executive officer, the chief operating officer, the chief financial officer, the president, or any vice-president of such Person or any person holding a similar office;

1.1.57 "Subordinated Debt" means indebtedness owing by any Obligor to any Person, which indebtedness (including the payment of principal and interest) and any security granted in respect of that indebtedness is fully and absolutely postponed and subordinated to the full, final and indefeasible repayment of the Obligations pursuant to a written agreement in form and substance satisfactory to the Lender in its sole discretion, acting reasonably;

1.1.58 "Subsidiary" means, with respect to a corporation, a subsidiary as defined in the Business Corporations Act (Ontario) or the Michigan Business Corporations Act, MCLA 450.1101, et. seq. as in effect on the date hereof, and any partnership, joint venture or other organization which is Controlled by the corporation or any Subsidiary of the corporation;

1.1.59 "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts and other assessments of any kind or nature whatsoever, including without limitation all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, royalties, duties, deductions, compulsory loans or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, employment insurance payments and workers compensation premiums, together with any instalments, and any interest, fines and penalties, imposed by any Governmental Authority, whether disputed or not; and

1.1.60 "United States Dollars", and "US$" mean the lawful money of the United States of America.

1.2 Headings

     The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The term "this Agreement", refers to this Agreement in its entirety and not to any particular Article, Section or other portion of this Agreement and includes any agreement supplemental to this Agreement. Unless otherwise indicated, references in this Agreement to Articles and Sections are to Articles and Sections of this Agreement.

1.3 Number

     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.4 Accounting Principles

     Where the character or amount of any asset or liability, or item of revenue or expense, is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any Loan Document, that determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement or as otherwise agreed in writing by the Parties, be made in accordance with GAAP.

1.5 Accounting Practices

     All calculations for the purpose of determining compliance with the financial ratios and financial covenants contained in this Agreement shall be made on a basis consistent with GAAP in existence as at the date of this Agreement. In the event of a change in GAAP, the Borrower and the Lender shall negotiate in good faith to revise (if appropriate) those ratios and covenants to reflect GAAP as then in effect, in which case all subsequent calculations made for the purpose of determining compliance with those ratios and covenants shall be made on a basis consistent with GAAP in existence as at the date of those revisions.

1.6 Determinations by Obligors

     All provisions contained herein or under any other Loan Document requiring any Obligor to make a determination or assessment of any event or circumstance or other matter to the best of its knowledge shall be deemed to require such Obligor to make all due inquiries and investigations as may be necessary or prudent in the circumstances before making any such determination or assessment.

1.7 Permitted Encumbrances

     The inclusion of reference to Permitted Encumbrances in any Loan Document is not intended to subordinate, and shall not subordinate, any Encumbrance created by any of the Security to any Permitted Encumbrance.

1.8 Currency

     Unless otherwise specified in this Agreement, all references to dollar amounts (without further description) shall mean United States Dollars and all payments shall be made in United States Dollars.

1.9 Conflicts

     In the event of a conflict or inconsistency between the application of any of the provisions of this Agreement and the application of any of the provisions of any of the other Loan Documents, the provisions giving the Lender greater rights or remedies shall govern (to the maximum extent permitted by Applicable
Law), it being understood that the purpose of this Agreement and any other Loan Document is to add to, and not detract from, the rights granted to the Lender under the Loan Documents.

1.10 Non-Business Days

     Unless otherwise expressly provided in this Agreement, whenever any payment is stated to be due on a day other than a Business Day, the payment will be made on the immediately preceding Business Day. In the case of interest or fees payable pursuant to the terms of this Agreement, the extension or contraction of time will be considered in determining the amount of interest and fees. Unless otherwise expressly provided in this Agreement, whenever any action to be taken is stated or scheduled to be required to be taken on, or (except with respect to the calculation of interest or fees) any period of time is stated or scheduled to commence or terminate on, a day other than a Business Day, the action will be taken or the period of time will commence or terminate, as the case may be, on the immediately preceding Business Day.

1.11 Statutory References

     Any reference in this Agreement to any Law, or to any section of or any definition in any Law, shall be deemed to be a reference to such Law or section or definition as amended, supplemented, substituted, replaced or re-enacted from time to time.

1.12 Schedules

     The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

        Schedule 1.1.1(a)       -     Equipment
        Schedule 1.1.1(b)       -     Inventory
        Schedule 1.1.1(c)       -     Accounts Receivable
        Schedule 1.1.49         -     Permitted Encumbrances
        Schedule 2.1            -     Senior Secured Promissory Note
        Schedule 2.2            -     Asset Purchase Agreement
        Schedule 6.1.9          -     Absence of Litigation
        Schedule 6.1.11         -     Description of Real Property
        Schedule 6.1.12         -     Insurance Policies
        Schedule 6.1.15         -     Relevant Jurisdictions
        Schedule 6.1.16         -     Material Contracts and Material Licenses

                              ARTICLE 2 - THE LOAN

2.1 Loan

     Subject to the terms and conditions, and during the term of this Agreement, the Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the principal sum of EIGHT HUNDRED EIGHTY THOUSAND AND NO/100THS UNITED STATES DOLLARS (US$ 880,000) (the "Loan"). The Lender shall advance the Loan Amount to the Borrower on the Closing Date. The loan shall be evidenced by a promissory note (the "Note") substantially in the form attached hereto as
Schedule 2.1.

2.2 Purpose of the Loan

     Except for the payment of the bonus contemplated by Section 4.3 (a), the Borrower shall use the Loan Amount solely to pay the purchase price of Purchased Assets acquired from Monroe pursuant to the Asset Purchase Agreement (a copy of which is attached hereto as Schedule "2.2"). The Borrower shall not use the Loan Amount for any other purpose.

2.3 Right of First Refusal

     The Lender shall have the right of first refusal to provide to the Borrower any subsequent financing of any kind, including without limitation debt, lease facility, convertible debt, rights or equity until the Loan is fully repaid. The Borrower shall provide Lender with fifteen (15) days prior written notice of any proposed subsequent funding during which time Lender may match the terms and conditions thereof or this right of first refusal shall terminate.

                        ARTICLE 3 - CONDITIONS PRECEDENT

3.1 Conditions Precedent to the First Loan

     The obligations of the Lender under this Agreement (including without limitation, the obligation to make the first Loan hereunder) are subject to, and conditional upon, all of the following conditions precedent being satisfied as at the Closing Date:

     (a) receipt by the Lender of a copy of the following documents (together with this Agreement and such other documents as may be required by the Lender hereunder from time to time, collectively referred to as the "Loan Documents"), each duly executed and delivered, and in form and substance satisfactory to the Lender in the Lender's sole discretion:

         (i) this Loan Agreement;

         (ii) the Note (attached hereto as Schedule 2.1);

         (iii) Assignment of Lease or Leasehold Deed of Trust, at the Lender's discretion, covering the tenant's interest in the Leased Premises for security purposes;

         (iv) Attornment and Non-Disturbance Agreement made by the landlord of the Leased Premises in favor of the Lender; and

         (v) Subordination and Postponement Agreement among the Lender, the Borrower and Monroe;

     (b) receipt by the Lender of certified true copies of the Organizational Documents of each Obligor, the resolutions authorizing the execution, delivery and performance of each Obligor's respective obligations under the Loan Documents and the transactions contemplated in this Agreement, as well as certificates of the incumbency of the officers of the Obligors, and any other documents to be provided under the terms and conditions of this Agreement;

     (c) receipt by the Lender of certificates of status or good standing, as applicable, for all Relevant Jurisdictions of each Obligor;

     (d) compliance by each Obligor in all material respects with all Material Contracts and Material Licenses to the satisfaction of the Lender in its sole discretion, acting reasonably, and a receipt by the Lender of copies of all Material Contracts and Material Licences of each of the Obligors;

     (e) completion by the Lender of its due diligence with respect to the Obligors, the Acquired Assets and the Business, including but not limited to a review of all Material Contracts and Material Licenses, the results of which shall be satisfactory to the Lender in its sole discretion, acting reasonably;

     (f) receipt by the Lender of copies, if any, of all required shareholder, regulatory, governmental, and other approvals, necessary or desirable in connection with the execution and delivery of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents;

     (g) receipt by the Lender of copies of all documentation to be delivered under the terms of the Asset Purchase Agreement including the bill of sale by Monroe on the closing of the purchase of the Acquired Assets, certified by a Senior Officer of the Borrower to be true and correct in full force and effect;

     (h) all representations and warranties of the Borrower or any Guarantor set forth in any Loan Document shall be true and correct in all material respects on the Closing Date;

     (i) completion by the Borrower, to the satisfaction of the Lender in its sole discretion, acting reasonably, of the purchase of the Acquired Assets free and clear of all Encumbrances and all other rights or claims of any other Person, except for Permitted Encumbrances, and the transactions otherwise contemplated in, and substantially in accordance with the terms and conditions (without any waiver or variation thereof) of, the Asset Purchase Agreement, including, without limitation an opinion of the Borrower's counsel with respect to the Acquired Assets addressed to the Lender;

     (j) delivery to the Lender of any releases, discharges, subordinations and postponements (in registerable form where appropriate) of all Encumbrances affecting the collateral encumbered by the Security which are not Permitted Encumbrances;

     (k) delivery to the Lender of subordination or non sheltering agreements in form satisfactory to the Lender in its sole discretion, acting reasonably, obtained from all secured Parties under Permitted Encumbrances designated by the Lender;

     (l) the non-existence of any continuing Event of Default or Pending Event of Default on the Closing Date, including any Event of Default or Pending Event of Default that would result from making the Loan;

     (m) the non-existence of any Material Adverse Effect;

     (n) delivery to the Lender of duly executed copies of the Security, and the due registration, filing and recording of the Security in all applicable offices or places of registration in all Relevant Jurisdictions;

     (o) delivery to the Lender of a currently-dated letters of opinion of the Borrower's Counsel that encompasses all Obligors, in form and substance satisfactory to the Lender and the Lender's Counsel in their sole discretion;

     (p) receipt by the Lender of copies of certificates of insurance of the Obligors evidencing general comprehensive liability and property insurance meeting the requirements set forth in the Loan Documents, all in accordance with Section 7.1.6;

     (q) receipt by the Lender from the Borrower of a statement of sources and uses of funds covering all payments reasonably expected to be made by the Borrower in connection with the purchase of the Acquired Assets and otherwise on the Closing date of the first Loan, including an estimate of all fees, expenses and other closing costs; and

     (r) payment in full on or before the Closing Date to the Lender of the aggregate amount of the Lender's actual and estimated legal fees and other out-of-pocket fees and expenses (including any goods and services tax, provincial sales tax or any commodity taxes thereon) in connection with its due diligence review, preparation of the Indicative Term Sheet, Loan Documents and all related documentation;

     (s) delivery to the Lender of executed copies of all other Loan Documents not specifically referenced in this Section 3.1, including written acknowledgements and consents to assignment to the Lender signed by all counterparties to the Material Contracts;

     (t) the Approved Budget shall have been finalized and approved by the Lender, and a copy delivered to the Lender at Closing;

     (u) prior to the advance of the Loan, the Lender shall have reviewed each lease and memorandum of lease over the Leased Premises, and shall have determined in its sole discretion that each is in form and substance satisfactory to the Lender in all respects. The Leases shall be in full force and effect and no party shall be in breach of or in default thereunder, nor shall an event have occurred which with the passage of time or the giving of notice or both would constitute an event of default thereunder;

     (v) Monroe shall have executed and delivered a final Asset Purchase Agreement, bill of sale and/or such other documents as in the Lender's reasonable judgment are necessary and appropriate for the acquisition by the Borrower of the Acquired Assets, and the sole contingency to closing of the sale of the Acquired Assets shall be the advance of the Loan;

     (w) delivery to the Lender of evidence that the Loan Amount will be used solely for the purpose provided for in Section 2 hereof;

     (x) the Borrower has delivered a cheque in the amount of CDN $15,000 payable to the Borrower's Counsel; and

     (y) receipt by the Lender of such additional evidence, documents or undertakings as the Lender shall reasonably request to establish the consummation of the transactions contemplated by this Agreement, and to satisfy the Lender in its sole discretion, acting reasonably, that all proceedings in connection with this Agreement are being taken in compliance with the conditions set out in this Agreement;

     provided that all documents delivered pursuant to this Section 3.1 shall be in full force and effect and in form and substance satisfactory to the Lender in its sole discretion, acting reasonably.

3.2 Waiver

     The conditions set forth in Sections 3.1 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part (with or without terms or conditions) in respect of the Loan.

                   ARTICLE 4 - PAYMENTS OF INTEREST AND BONUS

4.1 Interest

     The Borrower shall pay interest on the amount of outstanding principal under this Loan Agreement from time to time at a rate of 12% per annum (net of any withholding or other similar taxes). Interest shall be payable monthly in arrears on the last Business Day of each month (net of any withholding or other similar taxes). Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest shall accrue at a rate of 15% per annum on the amount of outstanding principal and any other amount payable under this Loan Agreement.

4.2 General Interest Rules.

     (a) All interest payments to be made under this Agreement shall be paid without allowance or deduction, both before and after maturity and before and after judgment, if any, until payment. Interest shall accrue on overdue interest, if any, compounded monthly.

     (b) Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest or rate of fees "per annum" or a similar expression is used, such interest or fees will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.

     (c) In calculating interest or fees payable under this Agreement for any period, unless otherwise specifically stated, the first day of a period shall be included and the last day of a period shall be excluded.

4.3 Bonus

     The Borrower shall pay to the Lender the following non-refundable bonus payments (net of any withholding or other similar taxes):

     (a) US $80,000 on the Closing Date; (to be paid out of the Loan Amount);

     (b) 2% of the principal amount outstanding at 12:01 AM on December 1, 2005;

     (c) 2% of the principal amount outstanding at 12:01 AM on January 1, 2006; and

     (d) 5% of the principal amount outstanding at 12:01 AM on February 1, 2006.

     The Borrower hereby irrevocably authorizes and directs the Lender to withhold from the advance of the Loan Amount the sum of US $80,000.00 (net of any withholding or other similar taxes) in satisfaction of its bonus payment obligation under Section 2.4 (a).

              ARTICLE 5 - PAYMENTS OF PRINCIPAL, INTEREST AND FEES

5.1 Repayment of Principal

     Unless the Borrower is required to repay the Loan Amount at an earlier date pursuant to this Loan Agreement, the Borrower shall repay to the Lender the outstanding principal amount of the Loan together with all accrued interest, fees and other amounts then unpaid by it in full on the Maturity Date.

5.2 Mandatory Prepayment of Principal

     (a) The Borrower shall pay to the Lender:

         (i) 75% of any proceeds from the sale, assignment, licence, transfer or
         disposition  of  any  asset  (including   insurance  proceeds)  whether
         tangible or intangible (except for Excluded Proceeds); and

         (ii) 100% of any proceeds from the issuance or sale of any equity or debt of the Borrower or its subsidiary or any other financing activity of the Borrower or its subsidiary.

     (b) "Excluded Proceeds" means proceeds from dispositions in the ordinary course of the Borrower's business of inventory or other assets that are customarily sold by the Borrower on an-on-going basis as part of the normal operation of its business. 5.3 Voluntary Repayment of Principal

5.3 Voluntary Repayment of Principal

     The Borrower may prepay the outstanding Loan Amount at any time without bonus or penalty upon fifteen (15) days' prior written notice to the Lender.

5.4 Manner of Payment of Principal, Interest and Fees

     All payments of principal, interest, bonus or any other amount payable by the Borrower under any Loan Document shall be made to the Lender at the Lender's address set out in Section 13.2 of this Agreement or such other location the Lender may specify in writing.

                   ARTICLE 6 - REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties

     The Obligors jointly and severally make the following representations and warranties to the Lender, and acknowledge and confirm that the Lender is relying upon such representations and warranties (for greater certainty, and for purposes of the representations and warranties made by the Obligors on the Closing Date for purposes of satisfying the conditions precedent to obtain the Loan, the Obligors also make the following representations and warranties with respect to the Acquired Assets, as if the purchase contemplated by the Asset Purchase Agreement had been fully completed immediately before the time these representations and warranties are made):

6.1.1 Existence and Qualification

     Each of the Borrower and the Parent:

     (a) has been duly incorporated, amalgamated, merged or continued, as the case may be, and is validly subsisting under the laws of its jurisdiction of formation, amalgamation, merger or continuance, as the case may be; and

     (b) is duly qualified and has all required Material Licenses to carry on its business in each jurisdiction in which the nature of its business requires qualification.

6.1.2 Power and Authority

     (a) Each Obligor has the power and authority to enter into, and to exercise its rights and perform its obligations under, the Loan Documents to which it is a party and all other instruments and agreements delivered by it pursuant to any of the Loan Documents.

     (b) The Borrower has the power and authority to have implemented and completed the purchase of the Acquired Assets and to enter into, and to exercise its rights and perform its obligations under, all instruments and agreements delivered by it in connection with that purchase.

     (c) The Borrower has the power and authority to own its Property and carry on its business as currently conducted and as currently proposed to be conducted by it (including in the case of the Borrower, the Business).

6.1.3 Execution, Delivery, Performance and Enforceability of Documents

     The execution, delivery and performance of each of the Loan Documents to which each Obligor is a party, and every other instrument or agreement delivered by an Obligor pursuant to any Loan Document, or in connection with the purchase, have been duly authorized. Each of such documents has been duly executed and delivered.

6.1.4 Loan Documents Comply with Applicable Law, Organizational Documents and Contractual Obligations

     None of the execution or delivery of, the consummation of the transactions contemplated in, or compliance with the terms, conditions and provisions of any of, the Loan Documents or any of the agreements or documents delivered in connection therewith or in connection with the purchase of the Acquired Assets, by the Borrower, conflicts with or will conflict with, or results or will result in any breach of, or constitutes a default under or contravention of, any Requirement of Law or any Material Contract or Material License, or results or will result in the creation or imposition of any Encumbrance upon any of its Property.

6.1.5 Consent Respecting Loan Documents

     Each Obligor has obtained, made, or taken all consents, approvals, authorizations, declarations, registrations, filings, notices and other actions whatsoever required (except for registrations or filings which may be required in respect of the Security) in connection with the execution and delivery by it of each of the Loan Documents to which it is a party, and the consummation of the transactions contemplated in the Loan Documents, the completion and implementation of the purchase, and the execution and delivery by it of each of the instruments and agreements delivered by it in connection with the purchase, and the consummation of the transactions contemplated in such instruments and agreements.

6.1.6 Enforceable Obligations

     This Agreement and the other Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Obligor (with regard to each agreement or instrument to which it is a party) enforceable in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, moratorium or insolvency laws or similar laws affecting creditors' rights generally and by general equitable principles.

6.1.7 Taxes

     Each Obligor has filed, or caused to be filed, all income tax returns and other material returns in respect of Taxes required to be filed, has either paid, or made adequate provision for the payment of, all Taxes which are due and payable, or has accrued such amounts in its financial statements for the payment of such Taxes, except for charges, fees or dues which are not material in amount, and which are not delinquent or if delinquent are being contested in good faith and through appropriate proceedings, and there is no material action, suit, proceeding, investigation, audit or claim now pending, or to the best of the knowledge of either the Borrower or Parent threatened by any Governmental Authority regarding any Taxes, nor has any of the Obligors agreed to waive or extend any statute of limitations with respect to the payment or collection of Taxes. There is no material tax liability that will arise to an Obligor as a result of the completion of the purchase of the Acquired Assets.

6.1.8 Judgments, Etc.

     No Obligor is subject to any judgment, order, writ, injunction, decree or award, or to any restriction, rule or regulation (other than customary or ordinary course restrictions, rules and regulations consistent or similar with those imposed on other Persons engaged in similar businesses) which has not been stayed, or of which enforcement has not been suspended, which restrains, prohibits or delays the purchase of the Acquired Assets.

6.1.9 Absence of Litigation

     There are no actions, suits or proceedings pending or, to the best of each Obligor's knowledge and belief, after due inquiry and all reasonable investigation, threatened against or affecting any Obligor or the Property of any Obligor except for those actions set out in Schedule 6.1.9.

6.1.10 Debt and Non Arm's Length Transactions

     Neither Loretta Food Group, Inc. nor the Borrower has any debt except as set out in Schedule 6.1.10.

6.1.11 Ownership

     (a) The Borrower has good and marketable title to all of its material Property, in each case subject to no Encumbrances other than Permitted Encumbrances.

     (b) The Borrower will purchase the Acquired Assets from Monroe pursuant to the Asset Purchase Agreement and upon completion of that purchase transaction Purchaser will have good and marketable title to the Acquired Assets free and clear of any Encumbrances other than Permitted Encumbrances.

     (c) The Borrower enjoys peaceful and undisturbed possession of all its occupied real property and there is no pending or, to the knowledge of the Borrower, threatened condemnation or expropriation proceeding relating to any such real property. The leases with respect to the Borrower's leased property, together with any leases of real property entered into by any the Borrower after the Closing Date, are referred to collectively as the "Leases". All of the real property and the structures thereon and other tangible assets owned, leased or used by any the Borrower in the conduct of its business (including without limitation the Business) are

         (i) insured to the extent, and in a manner customary, in the industry in which the Borrower is engaged;

         (ii) structurally sound with no known material defects;

         (iii) in good operating condition and repair, subject to ordinary wear and tear and casualty;

         (iv) not in need of maintenance or repair except for ordinary, routine maintenance and repair the cost of which would not be material or as a result of casualty;

         (v) sufficient for the operation of the business of the Borrower as presently conducted thereon; and

         (vi) in conformity with all Applicable Law and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to comply or conform with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

6.1.12 Insurance

     The Borrower maintains insurance which is in full force and effect and which complies with all of the requirements of this Agreement. The details of all existing insurance policies maintained by the Borrower as of the date of this Agreement are outlined as to carrier, policy number, expiration date, type and amount in Schedule 6.1.12.

6.1.13 Compliance with Law

     None of the Obligors has violated or failed to comply with any Applicable Law, or any Applicable Order of any self regulatory organization, or any judgment, decree or order of any court, applicable to its business (including the Business) except where the aggregate of all such violations or failures to comply could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of each of the Obligors is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, occupational health and safety and environmental requirements and all other foreign, federal, state, provincial and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where such non-conformities could not reasonably be expected to have a Material Adverse Effect. None of the Obligors has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any Applicable Law, and none of the Obligors knows of any currently existing circumstances that are likely to result in the violation of any Applicable Law, which non-compliance or violation could reasonably be expected to have a Material Adverse Effect.

6.1.14 No Event of Default or Pending Event of Default

     No Event of Default or Pending Event of Default has occurred and no event has occurred that (with the giving of notice, the lapse of time or both) would constitute an Event of Default or Pending Event of Default. No Obligor is in default under any agreement, guarantee, indenture or instrument to which it is a party or by which it is bound, the breach of which could reasonably be expected to cause a Material Adverse Effect or affect its ability to perform any of its obligations under any Loan Document to which it is a party.

6.1.15 Relevant Jurisdictions

     (a) The   Relevant   Jurisdictions   for  each   Obligor  are  set  out  in
         Schedule 6.1.15.

     (b) The Obligors' chief  executive  offices are at the locations set out in
         Schedule 6.1.15, and the books and records of the Obligors and all chattel paper and all records of accounts are located at the chief executive offices of the Obligors or as otherwise noted in
         Schedule 6.1.15.

     (c) All other locations where the Obligors keep, store or maintain any Property are set out in Schedule 6.1.15.

6.1.16 Material Contracts and Material Licences

     (a) Schedule 6.1.16, (as amended from time to time with the consent of the Lender), accurately sets out all Material Contracts and Material Licences.

     (b) No event has occurred and is continuing which would constitute a breach of, or a default under, any Material Contract or Material Licence.

     (c) Each Material Contract, to which an Obligor is a party is binding upon that Obligor and, to its knowledge, is a binding agreement of each other Person who is a party to the Material Contract.

     (d) Each of the Obligors has obtained all necessary consents, including consents of landlords, to the granting of a security interest in each Material Contract and Material Licence.

6.1.17 Fiscal Year

     The Fiscal Year end of the Borrower is December 31.

     The Fiscal Year end of Loretta Food Group Inc. is December 31.

6.1.18 Financial Information

     All financial statements which have been furnished to the Lender, in connection with this Agreement or the purchase of the Acquired Assets are complete in all material respects and such financial statements fairly present the financial position of the Obligors, as applicable as of the dates referred to therein and have been prepared in accordance with GAAP. All other financial information (including, without limitation, budgets and projections) provided to the Lender is complete in all material respects and based on reasonable assumptions and expectations.

6.1.19 No Material Adverse Effect

     Since the date of the most recent financial statements of either the Borrower or the Parent which have been furnished to the Lender in connection with this Agreement, there has been no development or event relating to or affecting the Borrower or the Parent, the Acquired Assets or the Business which has had or could reasonably be expected to have a Material Adverse Effect.

6.1.20 Insolvency

     No Obligor nor any of their predecessors where applicable

     (a) has committed any act of bankruptcy,

     (b) is insolvent, or has proposed, or given notice of its intention to propose, a compromise or arrangement to its creditors generally,

     (c) has any petition for a receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceeding with respect to any compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any proceeding to have a receiver appointed of any part of its assets, has had any encumbrancer take possession of any of its Property, or

     (d) has had an execution or distress become enforceable or become levied on any of its Property.

6.1.21 Full Disclosure

     All information furnished by or on behalf of the Obligors to the Lender for purposes of, or in connection with, this Agreement or any Loan Documents, or any other transaction contemplated by this Agreement, including any information furnished in the future, is or will be true and accurate in all material respects on the date as of which such information is dated or certified, and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of then-current circumstances. There is no fact now known to any of the Obligors which has had, or could reasonably be expected to have, a Material Adverse Effect.

6.2 Survival and Repetition of Representations and Warranties

     The representations and warranties set out in Section 6.1 will be deemed to be repeated by the Obligors as of the Closing Date.

                              ARTICLE 7 - COVENANTS

7.1 Positive Covenants

     So long as this Agreement is in effect, and until the Obligations have been paid in full, and except as otherwise permitted by the prior written consent of the Lender, each of the Borrower and Parent makes and shall maintain, or cause the other Obligors to maintain, as applicable, the following covenants:

7.1.1 Timely Payment

     The Borrower shall make due and timely payment of the Obligations required to be paid by it under this Agreement or any other Loan Document.

7.1.2 Conduct of Business, Maintenance of Existence, Compliance with Law

     The Borrower shall engage in business of the same general type as the Business now conducted by it; carry on and conduct its business and operations in a proper, efficient and businesslike manner, in accordance with good business practice; preserve, renew and keep in full force and effect its existence; and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply with all Material Contracts, Material Licenses and Requirements of Law.

7.1.3 Access to Information

     Each Obligor shall promptly provide the Lender with all information requested by the Lender from time to time concerning its financial condition and Property, and during normal business hours and from time to time upon reasonable notice, permit representatives of the Lender to inspect any of its Property and to examine and take extracts from its financial books, accounts and records including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its Senior Officers and (in the presence of such of its representatives as it may designate) its auditors.

7.1.4 Obligations and Taxes

     Each Obligor shall pay or discharge, or cause to be paid or discharged, before they become delinquent:

     (a) all Taxes imposed upon it or upon its income or profits or in respect of its business, including the Business, or Property and file all tax returns in respect thereof;

     (b) all lawful claims for labour, materials and supplies;

     (c) all required payments under any of its debt; and

     (d) all other obligations;

provided, however that no Obligor shall be required to pay or discharge or to cause to be paid or discharged, any such amount so long as its validity or quantum is contested in good faith by appropriate proceedings, and a reserve has been established in its books and records in accordance with GAAP in an amount satisfactory to the Lender in its sole discretion, acting reasonably.

7.1.5 Use of the Loan

     The  Borrower  shall  use  the  proceeds  of the  Loan as  contemplated  by
Section 2.2.

7.1.6 Insurance

     The Borrower will keep in force upon all of its properties and operations policies of insurance carried with responsible companies covering all such risks in the minimum amount of $2,000,000, with other terms and conditions that are customary in the industry and are otherwise satisfactory to Lender, or as otherwise required in the Loan Documents. The Borrower will on request furnish to the Lender certificates of insurance or duplicate policies evidencing such coverage.

7.1.7 Notice of Event of Default or Pending Event of Default

     The Borrower shall promptly notify the Lender of any Event of Default or Pending Event of Default.

7.1.8 Notice of Material Adverse Effect

     The Borrower shall promptly notify the Lender of any Material Adverse Effect that would apply to it, or any other Obligor, or any event or circumstance that is likely to give rise to a Material Adverse Effect.

7.1.9 Notice of Litigation

     The Borrower shall promptly notify the Lender of the occurrence or threatened occurrence of any litigation, dispute, arbitration, proceeding or other circumstance the result of which, if determined adversely, would be a judgment or award against it or the other Obligors that would result in a Material Adverse Effect to it or the other Obligors, and from time to time provide the Lender with all information requested by the Lender concerning any such proceeding.

7.1.10 Other Notices

     The Borrower shall promptly give notice to the Lender of:

     (a) any notice of expropriation, or material action or proceeding affecting the business of an Obligor, including the Business;

     (b) any violation of any Applicable Law which results or could result in a Material Adverse Effect;

     (c) any entering into, termination of or amendment of or default under a Material Contract;

     (d) any Encumbrance registered against any property or assets of an Obligor, other than a Permitted Encumbrance;

     (e) any material change or proposed material change in the business of an Obligor from that of the Business;

     (f) any material change in, or amendment to, any Material Contract.

7.1.11 Security

     With respect to the Security, each Obligor shall:

     (a) provide and cause each of its Subsidiaries to provide, as applicable, to the Lender the Security required from time to time pursuant to
         Article 8 in accordance with the provisions of that Article, accompanied by supporting resolutions, certificates and opinions in form and substance satisfactory to the Lender and the Lender's Counsel in their sole discretion, acting reasonably; and

     (b) do, execute and deliver all such things, documents, security, agreements and assurances as may from time to time be requested by the Lender to ensure that the Lender holds at all times valid, enforceable, perfected first priority Encumbrances (subject only to Permitted Encumbrances) from the Obligors meeting the requirements of Article 8.

7.1.12 Maintenance of Property

     Each Obligor shall keep all Property useful and necessary in its business in good working order and condition, normal wear and tear excepted and do and cause to be done all things necessary to preserve and keep in full force all intellectual property and registrations thereof necessary to carry on its business.

7.1.13 Landlord Consents and Non-Disturbance Agreements

     Except in respect of such premises as the Lender shall agree in writing, each Obligor shall:

     (a) obtain a consent agreement from each landlord of premises that are leased by such landlord at any time and from time to time to any Obligor, in form and content satisfactory to the Lender in its sole discretion, acting reasonably;

     (b) obtain a non-disturbance agreement from each mortgagee of any such leased premises and an acknowledgement by each such mortgagee of any applicable landlord's consent in respect of such premises; and

     (c) file a Memorandum of Lease relating to leased premises and any memorandum of Landlord's consent and Non-Disturbance Agreement against title to the applicable real or leasehold property with the Monroe County Register of Deeds.

7.1.14 Material Contracts

     Except in respect of such Material Contracts as the Lender shall agree in writing, each Obligor shall obtain the consent of each Person (other than the other Obligor) which is party to a Material Contract to the assignment of any applicable Obligor's interest therein to the Lender pursuant to the Security, such form to be satisfactory in content to the Lender in its sole discretion, acting reasonably.

7.1.15 Expenses

     The Borrower shall pay promptly all reasonable fees and disbursements (including Taxes) incurred or paid by the Lender in connection with the preparation, negotiation, execution, delivery, maintenance, amendment and enforcement (including any workouts in connection with or in lieu of any enforcement) of the Loan Documents, and in connection with the consummation of the transactions contemplated by the Loan Documents, and including, without limitation, all court costs and all reasonable fees and disbursements of lawyers, auditors, consultants and accountants.

7.1.16 Revision or Update of Schedules

     The Borrower shall, if any of the information or disclosures provided in any of the Schedules attached to this Agreement becomes outdated or incorrect in any material respect, deliver to the Lender any revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct the outdated Schedule(s), which revisions shall be effective from the date accepted in writing by the Lender, such acceptance not to be unreasonably withheld; provided, that no revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or misrepresentation occurring prior to the delivery of that revision or update by reason of the inaccuracy or incompleteness of the relevant Schedule(s) at the time that warranty or representation previously was made or deemed to have been made.

7.2 Reporting Requirements

     So long as this Agreement is in effect, and until the Obligations have been paid in full, and except as otherwise permitted by the prior written consent of the Lender, the Borrower and the Parent shall perform, or shall cause the other Obligors to perform, as applicable, the following covenants:

7.2.1 Financial Information

     The Borrower will deliver to Lender (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the balance sheet of the Borrower as of the end of such fiscal year and the related statements of income and retained earnings and statement of changes in financial position of the Borrower for such year, accompanied by the audit report thereon by independent certified public accountants satisfactory to Lender; and (b) as soon as available and in any event within 30 days after the end of each month, the unaudited balance sheet and statement of income and retained earnings of the Borrower as of the end of such month (including the fiscal year to the end of such month), accompanied by a certificate of the chief financial officer of the Borrower that such unaudited balance sheet and statement of income and retained earnings have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position and the results of operations of the Borrower as of the end of and for such month; and (c) all other statements, reports and other information as Lender may request concerning the financial condition and business affairs of the Borrower.

7.2.2 Information to be Presented to Directors

     The Borrower shall deliver to the Lender unedited copies of all materials, reports and other information to be furnished or presented to the Board of Directors of the Borrower or its management at all meetings of the Board of Directors or management of the Borrower at least five business days prior to any such meeting.

7.2.3 Other Information

     The Borrower and the Parent shall promptly provide the Lender with such other information as it may reasonably request respecting the Obligors, (including, without limitation, an aged list of accounts receivable and accounts payable for each Obligor).

7.3 Negative Covenants

     So long as this Agreement is in effect, and until the Obligations have been paid in full, and except as otherwise permitted by the prior written consent of the Lender, the Borrower and the Parent shall maintain the following covenants:

7.3.1 Restrictions on Business Activities

     The Borrower shall not carry on any business other than the Business.

7.3.2 Operation of Business

     The Borrower shall not operate its business in a manner that would reasonably be expected to result in a Material Adverse Effect.

7.3.3 Disposition of Property

     The Borrower shall not dispose of, or permit any of its Subsidiaries to dispose of, Property in any Fiscal Year except for dispositions in the ordinary course of business of any inventory or other assets that are customarily sold by the Borrower on an on-going basis as part of the normal operation of its business.

7.3.4 Capital Expenditures

     Other than expenditures for fixed or capital assets in excess of Twenty-Five Thousand ($25,000) Dollars per fiscal year, the Borrower shall not make any expenditure for a fixed or capital asset without the prior written consent of Lender.

7.3.5 No Debt

     The Borrower shall not create, incur, assume or permit any debt to remain outstanding, other than the current operating line in place with the Bank of Montreal.

7.3.6 No Encumbrances

     The Borrower shall not create, incur, assume or permit to exist any Encumbrance upon any of its Property, except Permitted Encumbrances.

7.3.7 No Distributions

     The   Borrower   shall   not  make  any   Distribution   except   Permitted
Distributions.

7.3.8 No Repayment of Other Debt

     Borrower shall not make any repayment of principal indebtedness owing to Borrower's shareholder(s). Repayment of the principal of all such indebtedness is subordinated to the repayment in full of the Loan, as set forth more fully in the Subordination Agreement.

7.3.9 No Consolidation, Amalgamation, etc.

     The Borrower shall not consolidate, amalgamate or merge with any other Person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing corporate or capital structure, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution.

7.3.10 No Change of Name

     No Obligor  shall change its name without  providing the Lender with thirty
(30) days prior written notice thereof. Borrower may operate under the Assumed Name Amendt Milling Co. by filing a Certificate of Assumed Name with the Michigan Corporation, Securities, and Land Development Bureau and providing written notice to Lender within ten (10) days after the Certificate of Assumed Name is filed.

7.3.11 No Continuance

     No Obligor shall continue into any other jurisdiction.

7.3.12 No Share Issuance

     The Borrower shall not issue any securities without the prior written consent of the Lender.

7.3.13 Ownership of Subsidiaries

     The Borrower shall not sell, transfer or otherwise dispose of, any of its shares of the capital stock of a Subsidiary or permit any of its Subsidiaries to issue securities, or sell or otherwise dispose of, any shares of capital stock of any its other Subsidiaries.

7.3.14 Amendments to Organizational Documents

     The Borrower shall not amend any of its Organizational Documents in a manner that would be prejudicial to the interests of the Lender under the Loan Documents.

7.3.15 Amendments to other Material Contracts and Material Licences

     The Borrower shall not amend, vary or alter in any material way, consent to any assignment or transfer of, or waive or surrender any of its rights or entitlements which could be considered material under, any Material Contracts or Material Licences.

7.3.16 Location of Assets in Other Jurisdictions

     No Obligor shall, except in the case of Property being delivered to a customer in the ordinary course of business as part of the performance of its obligations, or the provision of its services, under a contract entered into with that customer, (1) move any Property from a jurisdiction in which the Encumbrance of the Security over such Property is perfected to a jurisdiction where that Encumbrance is not perfected or where, after a temporary period allowing for registration in such other jurisdiction, that Encumbrance could become unperfected, or (2) suffer or permit in any other manner any of its Property to not be subject to that Encumbrance or to be or become located in a jurisdiction in which that Encumbrance is not perfected, unless:

     (a) the Obligor has first given thirty (30) days prior written notice thereof to the Lender; and

     (b) the applicable Obligor has first executed and delivered to the Lender all Security and all financing or registration statements deemed necessary or admissible by, and in form and substance satisfactory to the Lender or the Lender's Counsel in its sole discretion, acting reasonably, to ensure that the Security at all times constitutes a perfected first priority Encumbrance (subject only to Permitted Encumbrances) over such Property in such jurisdiction, together with any supporting certificates, resolutions, opinions and other documents as the Lender or the Lender's Counsel may deem necessary or desirable in its sole discretion, acting reasonably, in connection with such security and registrations.

7.3.17 Burgio Restriction

     Burgio shall not transfer or sell any personal property aggregating in value over $100,000 until the Loan is repaid in full.

                              ARTICLE 8 - SECURITY

8.1 Form of Security

     (a) As general and continuing security for the due payment and performance of the Obligations of the Obligors to the Lender under the Loan Documents, the following Security shall be granted to the Lender:

         (i) a general security agreement from the Borrower in favour of the Lender, constituting a first-priority Encumbrance (subject only to Permitted Encumbrances) on all of the present and future Property of the Borrower (including without limitation, the Acquired Assets);

         (ii) an unconditional unlimited guarantee and a postponement of claim from Monaco, guaranteeing the due payment and performance to the Lender of all present and future obligations of the Borrower under the Loan Documents (the "LORETTA FOOD GROUP INC. Guaranty");

         (iii) a general security agreement from Loretta Food Group, Inc. in favour of the Lender, as security for its Obligations, constituting a first-priority Encumbrance (subject only to Permitted Encumbrances) on all of the present and future Property of Loretta Food Group, Inc. including without limitation the shares of the Borrower and all other subsidiaries of Loretta Food Group Inc. ;

         (iv) an unconditional unlimited guarantee and a postponement of claim from Burgio, guaranteeing the due payment and performance to the Lender of all present and future obligations of the Borrower under the Loan Documents (the "Burgio Guaranty"); and

         (v) such further security agreements, deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as the Lender may reasonably request to effectively secure the undertaking, property and assets of the Obligors (including without limitation the Acquired Assets) in the manner contemplated by the security referred to in (i) through (iv) above.

     (b) The Borrower acknowledges and agrees that it shall continue to be liable for the obligations of the Loan, despite any action or inaction by the Lender in selling or disposing of the Security or any part thereof. The Lender may grant extensions or other indulgences, take and give up the Security or any part thereof, accept compositions, grant releases and discharges, and otherwise deal with Borrower and with other parties, guarantors, indemnitors or securities as the Lender may see fit, without prejudice to the rights of the Lender in respect of the Security.

8.2 Insurance Assignment

     Each Obligor, or the appropriate Obligor if blanket insurance polices are held, will cause the Lender to be shown as a loss payee, as its interest may appear, with respect to all insurance on the Property of each Obligor.

8.3 After Acquired Property and Further Assurances

     The Borrower and the Parent shall from time to time execute and deliver, and shall cause each of the other Obligors from time to time execute and deliver, all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge in connection with all assets acquired by any Obligor and intended to be subject to the Security, including any insurance on those assets as may be requested by the Lender from time to time.

8.4 Registration

     The Borrower shall, at its expense, cause to be registered, filed or recorded the Security in all offices in each Relevant Jurisdiction where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the Security applicable to it and/or any other Obligor. The Borrower shall renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect and shall, from time to time as reasonably required, provide to the Lender an opinion of the Borrower's Counsel that all such registrations, filings and recordings have been made and perfect the security interests created by the Security.

8.5 Release of Security

     At such time as the Borrower has satisfied all of its respective indebtedness, liabilities and obligations in relation to the Agreement in full and shall have terminated the same, the Lender shall, at the expense and request of the Borrower, without any representations, warranties or recourse of any kind whatsoever, enter into such agreements and other instruments as may be necessary to release, reassign, reconvey and discharge the Security; provided that any asset which is disposed of by the Borrower or any other Obligor in accordance with the terms of this Agreement shall be released from the Security by the Lender following a written request by, and at the expense of, the Borrower.

                               ARTICLE 9 - DEFAULT

9.1 Events of Default

     The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default under this Agreement:

     (a) the failure of an Obligor to pay any amount of principal of the Loan, or to pay interest, fees or other Obligations when due and payable;

     (b) the occurrence of a Material Adverse Effect;

     (c) the failure of an Obligor to observe or perform any covenant or obligation applicable to it under this Agreement or any Loan Document (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section 9.1), if that Obligor fails to remedy such default within the earlier of twenty (20) days from the date:

         (i) it becomes aware of the default; and

         (ii) the Lender delivers written notice of the default to the Borrower;

     (d) any representation or warranty made by any Obligor in this Agreement, any other Loan Document or in any certificate or other document at any time delivered hereunder to the Lender was incorrect or misleading in any material respect; or

     (e) the cessation or threatened cessation by an Obligor of its business generally or the admission by an Obligor of its inability to, or, its actual failure to, pay its debts generally;

     (f) the denial by any Obligor of its obligations under any Loan Document, or the claim by any Obligor that any of the Loan Documents is invalid or has been withdrawn in whole or in part;

     (g) the enactment of any legislation or the entering or obtaining of any decree or order of a court, statutory board or commission which renders any of the Loan Documents or any material provision of any of them unenforceable, unlawful or otherwise changed, if any Obligor does not, within ten (10) days of receipt of notice of the Loan Document or material provision becoming unenforceable, unlawful or otherwise changed, replace the Loan Document with a new agreement that is in form and substance satisfactory to the Lender in its sole discretion, acting reasonably, or amend the Loan Document to the satisfaction of the Lender in its sole discretion, acting reasonably;

     (h) the entering into or obtaining of a decree or order of a court of competent jurisdiction adjudging an Obligor a bankrupt or insolvent, or approving as properly filed a petition seeking the winding-up of an Obligor under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or issuing sequestration or process of execution against any substantial part of the assets of an Obligor or ordering the winding up or liquidation of its affairs;

     (i) the insolvency of an Obligor, or the making by an Obligor of an assignment in bankruptcy, or any other assignment for the benefit of creditors, or any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, or the seeking of relief under the Companies' Creditors Arrangement Act (Canada), the United States Bankruptcy Code, the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, the Obligor is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditor' rights or consents to, or acquiesces in, the filing of such a petition;

     (j) the filing or instituting of any proceeding or against an Obligor seeking to have an order for relief entered against that Obligor as debtor or to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition under any law relating to bankruptcy, insolvency, reorganization or relief or debtors (including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the United States Bankruptcy Code and the Winding-Up and Restructuring Act (Canada), or seeking appointment of a receiver, trustee, custodian or other similar official for such Obligor or for any substantial part of its properties or assets unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or permanently stayed within thirty (30) days of institution;

     (k) the taking of possession by an Encumbrancer, by appointment of a receiver, receiver and manager, or otherwise, of any material portion of the Property of any Obligor;

     (l) the loss by any of the Security of its status as a valid and perfected first priority security interest subject only to Permitted Encumbrances, if the Obligors have failed to remedy this default within the earlier of ten (10) days from the date:

         (i) an Obligor becomes aware, using reasonable due diligence of such default; and

         (ii) the Lender delivers written notice of the default to the Borrower;

     (m) the occurrence of an event of default under any Material Contract or Material Licence of an Obligor (other than an event of default specifically dealt with in this section), if that event of default is not remedied within thirty (30) days after an Obligor becomes aware of it;

     (n) the occurrence of a Change of Control; or

     (o) the   inclusion  in  any  report  of  an  Obligor's   auditors  of  any
         qualification   which  is  unacceptable  to  the  Lender  in  its  sole
         discretion, acting reasonably.

9.2      Acceleration and Termination of Rights

     If any Event of Default occurs, all Obligations shall, at the option of the Lender, become immediately due and payable with interest, at the rate or rates determined as provided in this Agreement, to the date of their actual payment, all without notice, presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of which are hereby expressly waived by each Obligor In that event the Security shall become immediately enforceable and the Lender may, in its sole discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against any Obligor authorized or permitted by law for the recovery of all the Obligations of the Obligors to the Lender, and proceed to exercise any and all rights hereunder and under the Security, and no such remedy for the enforcement of the rights of the Lender shall be exclusive of, or dependent on, any other remedy, but any one or more of such remedies may from time to time be exercised independently or in combination.

9.3 Remedies Cumulative

     For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lender under this Agreement or under any other Loan Document are cumulative and are in addition to, and not in substitution for, any rights or remedies provided by Law or by equity; and any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for such default or breach.

9.4 Saving

     The Lender shall have no obligation to the Obligors or any other Person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Lender shall not be responsible or liable to the Obligors or any other Person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that the Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or gross negligence of the Lender.

9.5 Perform Obligations

     If an Event of Default has occurred and is continuing, and if any Obligor has failed to perform any of its covenants or agreements in the Loan Documents, the Lender may, but shall be under no obligation to, perform any such covenants or agreements in any manner deemed fit by the Lender without thereby waiving any rights to enforce the Loan Documents. The reasonable expenses (including any legal costs) incurred by the Lender in respect of the foregoing shall be an Obligation and shall be secured by the Security.

9.6 Set-Off or Compensation

     In  addition  to, and not in  limitation  of,  any rights now or  hereafter
granted  under   Applicable  Law,  if  repayment  is  accelerated   pursuant  to
Section 9.2, the Lender may, at any time without notice to any Obligor or any other Person, the right to receive any notice being expressly waived by each Obligor, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender to or for the credit of or the account of an Obligor, against and on account of the Obligations, notwithstanding that any of them are contingent or unmatured.

9.7 Application of Payments

     Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all payments made by an Obligor under this Agreement or from the proceeds of realization of any Security, or otherwise collected or received by the Lender on account of amounts outstanding with respect to any of the Obligations, shall be paid over or delivered to make the following payments (as the same become due at maturity, by acceleration or otherwise):

     (a) first, to payment of any fees owed to the Lender hereunder or under any other Loan Document;

     (b) second, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable legal fees) of the Lender in connection with enforcing the rights of the Lender under the Loan Documents;

     (c) third, to the payment of all Obligations consisting of default interest;

     (d) fourth, to the payment of all Obligations consisting of interest payable to the Lender hereunder;

     (e) fifth, to the payment of the outstanding principal amount of the Loan; and

     (f) sixth, to all other Obligations.

                ARTICLE 10 - COSTS, EXPENSES AND INDEMNIFICATION

10.1 Costs and Expenses

     The Borrower shall pay promptly upon receipt of written notice from the Lender all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments, certificates and documents to be delivered under this Agreement or the other Loan Documents, whether or not a closing has occurred or the Loan has been made under this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of the Lender's Counsel with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement and the other Loan Documents to be delivered under this Agreement. The Borrower further agrees to pay all reasonable costs and expenses in connection with the preparation or review of waivers, consents and amendments requested by the Borrower, questions of interpretation of this Agreement, and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Lender under this Agreement, and other documents to be delivered under this Agreement, including, without limitation, all reasonable costs and expenses sustained by the Lender as a result of any failure by any of the Obligors to perform or observe any of their respective obligations under this Agreement, together with interest at the rate of 15% per annum from and after the 10th Business Day of having been given notice from the Lender, if payment is not made by that time. Such costs and expenses shall be payable whether or not a Loan is made under this Agreement.

10.2 Indemnification by the Borrower

     (a) In addition to any liability of an Obligor to the Lender under any other provision of this Agreement, the Obligors jointly and severally covenant to indemnify the Lender and hold the Lender harmless against any reasonable loss or expense incurred by the Lender as a result of:

         (i) any Obligor's failure to fulfil any of its Obligations;

         (ii) any Obligor's failure to pay any other amount, including, without limitation, any interest or fee, when due under this Agreement or any other Loan Document; or

         (iii) any Obligor s failure to give any notice required to be given by it to the Lender under this Agreement

     (b) A certificate of the Lender as to the amount of any such loss or expense shall be prima facie evidence as to the amount thereof, in the absence of manifest error. The agreements in this Section 10.2 shall survive the termination of this Agreement and repayment of the Obligations.

10.3 Specific Third Party Claim Indemnification

     In addition to any liability of an Obligor under any other provision of this Agreement, the Obligors jointly and severally covenant to indemnify and hold harmless the Lender and its directors, officers, employees and representatives (collectively the "Indemnified Parties" and individually an "Indemnified Party") from and against any and all actions, proceedings, claims, assessments in respect of required withholding losses, damages, liabilities, expenses and obligations of any kind that may be incurred by, or asserted against, any of them by any third party, including any Governmental Authority, as a result of, or in connection with, the entering into of this Agreement or the other Loan Documents or the transactions therein contemplated, other than any claim arising from the gross negligence or wilful misconduct of an Indemnified Party. Whenever any such claim arises, an Indemnified Party (if not the Lender) shall promptly notify the Lender, and the Lender shall in turn promptly notify the Borrower, of the claim and, when known, the facts constituting the basis for the claim, and if known, the amount or an estimate of the amount of the claim. The failure of an Indemnified Party to promptly give notice of a claim shall not adversely affect the Indemnified Party's rights to indemnity, except to the extent such failure adversely affects the right of the

Borrower to assert any reasonable defence to the claim. An Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification under this Section 10.3 without the prior written consent of the Borrower (which consent shall not be unreasonably withheld). The Borrower, at its sole cost and expense, may, upon written notice to the applicable Indemnified Parties, assume the defence of any such claim or any legal proceeding resulting therefrom, with counsel satisfactory to the applicable Indemnified Parties in their sole discretion, acting reasonably, but shall not settle or compromise any such claim or any legal proceeding resulting therefrom without the prior written consent of the applicable Indemnified Parties (which consent shall not be unreasonably withheld). The applicable Indemnified Parties shall be entitled to participate in (but not control) the defence of any action, with their own counsel and at their own expense. If the Borrower does not assume the defence of any claim or litigation resulting therefrom, the applicable Indemnified Parties may defend against that claim or litigation using one set of counsel for those Indemnified Parties, in the manner as it deems appropriate and at the expense of the Borrower, including, but not limited to, settling the claim or litigation, after giving notice of the proposed settlement to, and receiving the consent of, the Borrower (which consent shall not be unreasonably withheld). In that case the Borrower shall be entitled to participate in (but not control) the defence of the action, with its own counsel and at its own expense. The defense and indemnity obligations contained throughout this Agreement shall survive the termination of this Agreement and repayment of the Obligations.

                   ARTICLE 11 - TAXES, CHANGE OF CIRCUMSTANCES

11.1     Change in Law

     (a) In the event of any change after the date of this Agreement in any Applicable Law or in the interpretation or application thereof by any court or by any Governmental Authority which now or hereafter:

         (i) subjects the Lender to any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by any Obligor to the Lender under any Loan Document (except for Taxes on the overall net income of the Lender);

         (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of the Lender; or

         (iii) imposes on the Lender or requires there to be maintained by the Lender any capital adequacy or additional capital requirements in respect of any Loans hereunder or any other condition with respect to any Loan Document with the result of an increase in the cost to, or a reduction in the amount of principal, interest or other amount received or receivable by, or the effective return of, the Lender under this Agreement in respect of making, maintaining or funding the Loan, the Lender shall determine that amount of money which shall compensate the Lender for such increase in cost or reduction in income (in this Agreement referred to as "Additional Compensation").

     (b) Upon the Lender having determined that it is entitled to Additional Compensation the Lender shall promptly notify the Borrower. The Lender shall provide to the Borrower a photocopy of the relevant Applicable Law, and a certificate of a duly authorized officer of the Lender setting forth the Additional Compensation and the basis of calculation therefore, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower shall pay or shall cause the applicable Obligor to pay to the Lender within ten
         (10) Banking Days of the giving of such notice the Lender's Additional Compensation calculated to the date of such notification. The Lender shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section 11.1 are then applicable, notwithstanding that the Lender has previously been paid Additional Compensation. The Lender shall endeavour to limit the incidence of any Additional Compensation, including seeking recovery for the account of the applicable Obligor, by appealing any assessment at the expense of the applicable Obligor upon the request of the Borrower and will not seek Additional Compensation from the applicable Obligor except to the extent it seeks Additional Compensation from other Obligors, if any, similarly affected.

11.2 Illegality

     If, after the date of this Agreement, the adoption of or change to any Applicable Law, or any change in the interpretation or application thereof by any court or by any Governmental Authority, now or hereafter makes it unlawful or impossible for the Lender to make, fund or maintain the Loan or to give effect to its obligations in respect of such a Loan, the Lender may, by written notice to the Borrower, declare its obligations under this Agreement to be terminated, whereupon the same shall forthwith terminate, and the Borrower shall prepay within the time required by such Law (or at the end of such longer period as the Lender at its discretion has agreed) the principal of such Loan together with accrued interest, any Additional Compensation that may be applicable to the date of such payment and all costs, losses and expenses incurred by the Lender by reason of the liquidation or re-employment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof . If any such change shall only affect a portion of the Lender's obligations under this Agreement which is, in the opinion of the Lender and the Lender's Counsel in their sole discretion, acting reasonably, severable from the remainder of this Agreement, so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Lender or the Obligors under this Agreement, the Lender shall only declare its obligations under that portion so terminated.

11.3     Taxes

     All payments to be made to the Lender pursuant to the Loan Documents shall be made free and clear of, and without reduction for or on account of, any present or future Taxes; provided, however, if any Taxes are required by Applicable Law or the interpretation or application thereof by any court or Government Authority to be withheld from any interest or other amount payable to the Lender under any Loan Document, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender, on a net basis after payment of all Taxes (including all Taxes imposed on any additional amounts payable under this subsection), interest or any such other amount payable under such Loan Document at the rate or in the amount specified in such Loan Document. Each Obligor shall be fully liable and responsible for and shall, promptly following receipt of a request from the Lender, pay to the Lender on its behalf or on behalf of the other Obligors, any and all Taxes in the nature of sales, use, and goods and services Taxes payable under the laws of Canada or any Province of Canada, or payable under the laws of any other country or jurisdiction with respect to any and all goods and services made available under the Loan Documents to any Obligor by the Lender. Whenever any Taxes are payable by an Obligor, as promptly as possible thereafter that Obligor shall send or cause to be sent to the Lender, a certified copy of an original official receipt showing payment of such Taxes. If an Obligor fails to pay any Taxes when due or if an Obligor fails to remit to the Lender the required documentary evidence of such payment, the Borrower, the Parent and Burgio shall indemnify and save harmless the Lender from any Taxes or other liabilities that may become payable by the Lender or to which the Lender may be subjected as a result of any such failure. A certificate of the Lender as to the amount of any such Taxes and containing reasonable details of the calculation of such Taxes shall be, absent manifest error, prima facie evidence of the amount of such Taxes.

           ARTICLE 12 - SUCCESSORS AND ASSIGNS AND ADDITIONAL LENDERS

12.1 Successors and Assigns

     (a) The Loan Documents shall be binding upon and enure to the benefit of the Lender, the Obligors and their successors and assigns, except that no Obligor shall assign any rights or obligations with respect to this Agreement or any of the other Loan Documents.

     (b) The rights and obligations of the Lender under this Agreement are assignable and the Lender shall be entitled to assign its rights and obligations hereunder, all in accordance with the provisions of this
         Section 12.1, Section 12.2 and the other terms of this Agreement. The Borrower and the Parent hereby consent to the disclosure of any Information to any potential assignee or participant provided that the potential assignee or participant agrees in writing to keep the Information confidential.

12.2     Assignments

     (a) No Guarantor or Borrower may assign its rights or obligations under this Agreement. The Lender may assign or transfer its rights and obligations under this Agreement to any Affiliate of the Lender without any obligation to obtain any consent of the Borrower or the other Obligors. The Lender may assign its rights or obligations under this Agreement to any other Person with the written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

     (b) Following the occurrence of an Event of Default or a Pending Event of Default that is continuing, the prior written consent of the Borrower to the assignment by the Lender of any of its rights and obligations under this Agreement shall not be required.

                              ARTICLE 13 - GENERAL

13.1     Exchange and Confidentiality of Information

     (a) The Borrower and the Parent agree that the Lender may provide any assignee or participant pursuant to Article 12 with any information concerning the financial condition of the Obligors.

     (b) Subject to Section 13.1(a), the Lender acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to it by the Obligors, or any one of them pursuant to this Agreement (the "Information") and agree to use all reasonable efforts to prevent its disclosure provided, however, that:

         (i) it may disclose all or any part of the Information if, in its opinion, such disclosure is required in connection with any actual or threatened judicial, administrative or governmental proceeding; and

         (ii) it shall incur no liability in respect of any disclosure of Information to any, or pursuant to the requirements of any, judicial authority, law enforcement agency or taxation authority.

     (c) No Guarantor or the Borrower will disclose any aspect of the Loan including the name of the Lender in any press release or other public disclosure, except as required by law or applicable stock exchange rules or policies, or as may be approved by the Lender in writing, previously obtained.

     (d) Each Guarantor and the Borrower consents to the collection, use and disclosure by Lender and its agents of any and all personal and/or proprietary information regarding the Guarantor or the Borrower as may be reasonably necessary to fully exercise the Lender's rights and remedies contained in any Loan Document.

     (e) The Borrower and the Parent agree that the Lender may provide any assignee or participant pursuant to Article 12 with any information concerning the financial condition of the Borrower and the Parent.

     13.2 Notices

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

                 (i)          if to the Lender:

                              Caithness Financial Services Limited
                              141 Adelaide Street West, Suite 500
                              Toronto, ON
                              Canada M5H 3L5

                              Attention:        President
                              Fax No.: (416) 363-0456

                 (ii)         if to the Borrower:

                              Loretta Baking Mix Products Ltd.
                              2405 Lucknow Drive
                              Mississauga, Ontario
                              Canada, L5S 1H9

                              Attention:        President
                              Fax No.:  (905) 678-0733

                 (iii)        if to the Parent: - (Please provide)

                              Loretta Food Group Inc.
                              2405 Lucknow Drive
                              Mississauga, Ontario
                              Canada, L5S 1H9

                              Attention:        President
                              Fax No.:          (905) 678-0733

                 (iv)         if to Burgio:

                              Al Burgio
                              c/o Loretta Food Group Inc.
                              2405 Lucknow Drive
                              Mississauga, Ontario
                              Canada, L5S 1H9

                              Fax No.:  (905) 678-0733

     (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Banking Day, on the next following Banking
         Day) or, if mailed, on the third Banking Day following the date of mailing; provided, however, that if at the time of mailing or within three Banking Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

     (c) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this
         Section 13.1(c).

13.3 Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan and the laws of the United States applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where Property or assets of any of the Obligors may be found.

13.4 Consent to Jurisdiction

     (a) The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Michigan and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court. The Obligors hereby irrevocably waive, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding.

     (b) The parties hereto hereby irrevocably consent to the service of any and all process in such action or proceeding by the delivery of such process to either Obligor at the Borrower's address provided in accordance with Section 13.1(c).

13.5 Severability

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.6 Entire Agreement

     This Agreement, including all its attached Schedules, along with the Loan Documents, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof expect as herein provided. No reliance is placed by any Party hereto on any warranty, representation, opinion, advice or assertion of fact made by any Party hereto or its directors, officers, employees or agents, to any other Party hereto or its directors, officers, employees or agents except to the extent that the same has been reduced to writing and included in this Agreement.

13.7 Further Assurances

     Each of the Obligors and the Lender shall promptly cure any default by it in the execution and delivery of this Agreement, the Loan Documents or any other agreements provided for in this Agreement to which it is a party. The Borrower, at its own expense, shall or shall cause the other Obligors, as applicable, to promptly execute and deliver to the Lender, upon request by the Lender, all further documents, agreements, opinions, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the Obligors under this Agreement or the other Loan Documents, or more fully to state the obligations of such Obligor as set forth in this Agreement or other Loan Documents or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection with this Agreement or the other Loan Document from time to time.

13.8 Waiver of Jury Trial

     THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR OF THE OBLIGORS. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EVERY OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL
INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT.

13.9 Non-Merger

     The representations, warranties and covenants contained in this Agreement, including any schedule hereto, and in any other Loan Document to be executed and delivered pursuant to this Agreement or pursuant to such other Loan Documents shall not merge on closing or at the time of the Loan hereunder and notwithstanding such closing or the Loan, and notwithstanding any investigations made by or on behalf of the Lender, shall, subject to Section 6.2 hereto, continue in full force and effect.

13.10 Time of the Essence

     Time shall be of the essence of this Agreement.

13.11 Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

13.12 Amendments and Waivers

     No amendment, modification of any provision of this Agreement or any other Loan Document, or consent by the Lender to any departure from any provision of this Agreement or other Loan Document, is in any way effective unless it is in writing and signed by the Lender, the Borrower, Burgio and the Parent. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or other matter contained in this Agreement or any other Loan Document and any indulgence granted, by the Lender shall be effective only if in writing and in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lender under this Agreement or any other Loan Document or instrument executed pursuant to this Agreement as a result of any other default or breach under this Agreement or any other Loan Document.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement.

                                       LORETTA BAKING MIX PRODUCTS LTD.,
                                       a Michigan corporation
                                       Per:
                                       -----------------------------------------
                                       Title President
                                       Per:
                                       -----------------------------------------
                                       Title


                                       LORETTA FOOD GROUP INC.
                                       Per:
                                       -----------------------------------------
                                       Title
                                       Per:
                                       -----------------------------------------
                                       Title

                                       CAITHNESS FINANCIAL SERVICES LIMITED
                                       Per:
                                       -----------------------------------------
                                       Title
                                       Per:
                                       -----------------------------------------
                                       Title
--------------
Signature
                         -------------------------------------
                         AL BURGIO, in his individual capacity

Print Name


Address:

                                SCHEDULE 1.1.1(a)

                                    EQUIPMENT



                              (Please see attached)

                                SCHEDULE 1.1.1(b)

                                    INVENTORY

                              (Please see attached)

                                SCHEDULE 1.1.1(c)

                               ACCOUNTS RECEIVABLE

                              (Please see attached)

                                 SCHEDULE 1.1.49

                             PERMITTED ENCUMBRANCES

NONE.

                                 SCHEDULE 6.1.9

                                   LITIGATION

NONE.

                                  SCHEDULE 2.1

                         SENIOR SECURED PROMISSORY NOTE

                              (Please see attached)

                                  SCHEDULE 2.2

                            ASSET PURCHASE AGREEMENT

                              (Please see attached)

                                 SCHEDULE 6.1.11

                          DESCRIPTION OF REAL PROPERTY

                              (Please see attached)

                                 SCHEDULE 6.1.12

                               INSURANCE POLICIES

                 (Please see attached Certificate of Insurance)

                                 SCHEDULE6.1.15

                             RELEVANT JURISDICTIONS

Borrower

1.       State of Michigan

2.       State of Delaware

                                 SCHEDULE 6.1.16

                         MATERIAL CONTRACTS AND LICENSES

NONE.